EXHIBIT 10.1
FORBEARANCE AGREEMENT

This Forbearance Agreement (the “Agreement”) is made as of this ____ day of June 2009 by and between Workstream Inc. (the “Company”) and the holder listed on the signature page hereto (the “Holder”).

RECITALS

A.           The Company and the Holder entered into that certain Exchange Agreement dated as of August 29, 2008 (the “Exchange Agreement”).

B.           Simultaneously with the consummation of the transactions contemplated by the Exchange Agreement, the Holder exchanged its Special Warrant (as defined in the Exchange Agreement) and its 2007 Warrant (as defined in the Exchange Agreement) with the Company for a Note (as defined in the Exchange Agreement) in the original principal amount of $_________ and a Warrant (as defined in the Exchange Agreement).

C.           During and only during the period beginning on the date of this Agreement and ending on the fifteen (15) day anniversary of the date hereof (such period is referred to herein as the “Standstill Period” and such scheduled ending date is referred to herein as the “Scheduled Standstill Expiration Date”), the Holder is willing to temporarily forbear from exercising certain rights and remedies under Section 3(b) of the Note on the terms, conditions, and provisions contained in this Agreement and engage in discussions with the Company regarding a potential restructuring of the Holder’s Note.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Acknowledgment of Events of Default. The Company acknowledges and agrees that:

(i)           an Event of Default (as defined in the Note) has occurred prior to the date hereof under Section 3(a)(i) of the Note as a result of the suspension from trading of the Common Shares (as defined in the Note) on an Eligible Market (as defined in the Note) for a period of five (5) consecutive Trading Days (as defined in the Note);

(ii)           an Event of Default has occurred prior to the date hereof under Section 3(a)(vi) of the Note as a result of clause (i) above causing an Event of Default to occur under the Other Notes (as defined in the Note);

(iii)           an Event of Default will occur under Section 3(a)(vii) of the Note upon the delisting of the Common Shares from the Principal Market (as defined in the Exchange Agreement), resulting in a material breach by the Company of Section 4(c) of the Exchange Agreement;

(iv)           an Event of Default will occur under Section 3(a)(i) of the Note upon the failure of the Common Shares to be listed on an Eligible Market for a period of five (5) consecutive Trading Days;

(v)           an Event of Default will occur under Section 3(a)(ii) of the Note as a result of the suspension and the delisting of the Common Shares from an Eligible Market because immediately following such suspension and delisting the Common Shares will not be listed on a designated exchange for purposes of the Income Tax Act (Canada); and

(vi)           an Event of Default will occur under Section 3(a)(vi) of the Note as a result of each of clauses (iii) through (v) above causing an Event of Default to occur under the Other Notes.

For purposes of this Agreement, (i) the Events of Default listed in clauses (i) and (ii) above are collectively referred to herein as the “Existing Events of Default” and each is individually referred to herein as an “Existing Event of Default;” (ii) the Events of Default listed in clauses (iii) through (vi) above are collectively referred to herein as the “Imminent Events of Default” and each is individually referred to herein as an “Imminent Event of Default;” and (iii) the Existing Events of Default and the Imminent Events of Default are collectively referred to herein as the “Defaults” and each is individually referred to herein as a “Default.” The Company represents and warrants to the Holder that (a) no other Event of Default has occurred other than the Existing Events of Default; (b) no other breach by the Company or any of its Subsidiaries of their respective obligations has occurred under any of the Transaction Documents; (c) to the best knowledge of the Company, no other Event of Default is imminent other than the Imminent Events of Default; and (d) the Company has no knowledge of any fact, event or circumstance that could reasonably be expected to result in the occurrence of an Event of Default at any time during the thirty (30) day period following the date hereof other than the Imminent Events of Default.

              2.Forbearance; Standstill Termination. Unless and until a Standstill Termination (as defined below) occurs, during the Standstill Period, the Holder will not exercise any of its rights or remedies under Section 3(b) of the Note solely with respect to the Defaults. Upon the occurrence of a Standstill Termination, the Standstill Period shall be automatically terminated and the Holder shall then be permitted and entitled to immediately exercise all of its rights and remedies under Section 3(b) of the Note with respect to each of the Defaults. “Standstill Termination” shall mean the earlier to occur of (i) the Scheduled Standstill Expiration Date or (ii) the occurrence of any Event of Default after the date hereof (other than an Imminent Event of Default).

              3.No Waiver; Reservation of Rights. The Company acknowledges that the Holder is not waiving any of the Defaults but is simply agreeing to forbear from exercising its rights and remedies with respect to the Defaults during the Standstill Period to the extent expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Company acknowledges and agrees that immediately upon the occurrence of a Standstill Termination, the Holder shall have all of its rights and remedies with respect to the Defaults to the same extent, and with the same force and effect, as if the forbearance had not occurred. The Company will not assert that

(i) the Holder is obligated in any way to continue beyond the occurrence of a Standstill Termination to forbear from enforcing its rights or remedies under Section 3(b) of the Note with respect to any of the Defaults or (ii) the Holder is not entitled to act on any of the Defaults after the occurrence of a Standstill Termination as if the Standstill Period never existed, and the Company hereby forever waives any right to assert either of the foregoing in clauses (i) and (ii) with regard to the specific forbearance granted pursuant to this Agreement. The Company acknowledges that the Holder has made no representations as to what actions, if any, the Holder will take upon the occurrence of a Standstill Termination or the occurrence of any Event of Default after the date hereof (other than an Imminent Event of Default) or any other breach of any of the Transaction Documents (as defined in the Note) after the date hereof, and the Holder does hereby specifically and fully reserve any and all rights, remedies, and claims it has (after giving effect hereto) with respect to the Defaults and each other Event of Default or each other breach under any of the Transaction Documents that may occur. It is expressly understood and agreed that nothing contained in this Agreement shall prohibit the Holder from exercising any rights or remedies that may be available to the Holder under this Agreement, the Note, any other Transaction Document or applicable law, other than its rights and remedies under Section 3(b) of the Note solely with respect to the Defaults during the Standstill Period as expressly contemplated hereby.

              4.Existing Agreements; Entire Agreement. Each of the Transaction Documents and each of the obligations of the Company and its Subsidiaries thereunder and each of the rights of and benefits to the Holder thereunder are, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Agreement shall not operate as an amendment or waiver of any right, power or remedy of the Holder under any Transaction Document, nor constitute an amendment or waiver of any provision of any Transaction Document and all of them shall continue in full force and effect. This Agreement supersedes all other prior oral or written agreements between the Holder and the Company solely with respect to the specific matters contained herein, and this Agreement contains the entire understanding of the parties with respect to the specific matters covered herein. The Recitals set forth above are hereby incorporated into this Agreement by reference. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.   Headings; Severability. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

7.           Miscellaneous. The Company hereby represents and warrants that it has the necessary power and authority to execute, deliver, and perform the undertakings contained herein, and that this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms. The parties hereto hereby acknowledge and agree that this Agreement shall constitute a Transaction Document for all purposes and that the Company’s breach of any representation, warranty or covenant contained in this Agreement shall constitute an Event of Default under Section 3(a)(vii) of the Note that is material and is not capable of being cured. The provisions of this Agreement shall survive the termination of the Standstill Period. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (as defined in the Note), except the Persons expressly set forth in Section 9 below, who shall be intended third party beneficiaries thereof.

8.           Governing Law; Jurisdiction; Jury Trial. The parties hereby agree that pursuant to 735 Illinois Compiled Statutes 105/5-5 they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Cook County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.           RELEASE. FOR VALUE RECEIVED (INCLUDING, WITHOUT LIMITATION, THE AGREEMENTS OF THE HOLDER IN THIS AGREEMENT), THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY RELEASES THE HOLDER AND ALL THE OTHER INDEMNITEES (AS DEFINED IN THE EXCHANGE AGREEMENT) (COLLECTIVELY, THE “RELEASED PARTIES”) OF AND

FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH THE COMPANY OR ANY OF ITS SUBSIDIARIES NOW HAS OR EVER HAD AGAINST ANY OF THE RELEASED PARTIES ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY ARISING OUT OF OR RELATING TO THE NEGOTIATIONS IN CONNECTION WITH THE DEFAULTS), AND THE COMPANY FURTHER ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, NEITHER THE COMPANY NOR ANY OF ITS SUBSIDIARIES HAS ANY COUNTERCLAIM, SET-OFF, OR DEFENSE AGAINST ANY OF THE RELEASED PARTIES, EACH OF WHICH THE COMPANY HEREBY EXPRESSLY WAIVES ON BEHALF OF ITSELF AND ITS SUBSIDIARIES.

10.           Disclosure. The Company shall, on or before 8:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement file a Current Report on Form 8-K describing the material terms of this Agreement in the form required by the 1934 Act (as defined in the Exchange Agreement) and attaching this, or a form of this, Agreement as an exhibit thereto.

11.           Terms. The Company represents, warrants and covenants that neither the Company nor any of its Subsidiaries has entered into, or will enter into, any agreement or instrument with, or for the benefit of, any holder of Other Notes on terms or conditions which are more favorable to any such holder than the terms and conditions provided to, or for the benefit of, the Holder. To the extent the Company or any Subsidiary enters into any agreement or instrument with, or for the benefit of, any holder of Other Notes that contains any terms or conditions which are more favorable to any such holder than the terms and conditions provided to, or for the benefit of, the Holder (which shall be a breach of the immediately preceding sentence), then the Holder, at its option, shall be entitled to the benefit of such more favorable terms or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms or conditions (as the case may be).

[signature page follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

WORKSTREAM INC.

By:____________________________________
Its:

[NOTE HOLDER]

By:____________________________________
Its: